                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      FIREPLACE MANUFACTURERS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 14, 1997


TO OUR SHAREHOLDERS:

     The annual Meeting of Shareholders of Fireplace Manufacturers, Inc., will be held at Fireplace Manufacturers, Inc., 2701 S. Harbor Boulevard, Santa Ana, California 92704 on October 14, 1997 at 10:00 a.m., local time, for the following purposes:

     (1) To elect members to the Board of Directors of the company for the ensuing year to serve until the next annual Meeting of Shareholders and until their respective successors shall be elected and shall qualify. The Board of Directors' nominees for directors are:

     Willard V. Harris, Jr.        John D. Hornsby          Willard P. Harris

     (2) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on August 29, 1997 as the record date for the determination of the shareholders authorized to receive notice and to vote at the Meeting.

     You are cordially invited to attend this Meeting, as the Board believes that the Shareholders of the Company should be represented as fully as possible at the Annual Meeting.

     Whether or not you plan to be present, kindly fill in and sign the enclosed Proxy as your name appears on the envelope containing this Notice of Annual Meeting and mail it promptly so your Proxy can be recorded. If you should attend the Meeting in person, your Proxy will be returned to you upon request. A Proxy Statement is furnished herewith.


                                       By Order of the Board of Directors
                                                John D. Hornsby
                                                   Secretary

September 12, 1997
Santa Ana, California


     WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                                 PROXY STATEMENT
                                       OF
                          FIREPLACE MANUFACTURERS, INC.

     This Proxy Statement is furnished in connection with a solicitation of proxies on behalf of the Board of Directors of Fireplace Manufacturers, Inc., (herein called the "Company"), to be voted at the Annual Meeting of Shareholders of the Company to be held on October 14, 1997 at 10:00 a.m. local time at Fireplace Manufacturers, Inc., 2701 South Harbor Boulevard, Santa Ana, California 92704, and at any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting.

     The Company's executive offices are located at 2701 South Harbor Boulevard, Santa Ana, California 92704, telephone (714) 549-7782. The approximate date on which this Proxy statement and the form of Proxy are first being sent to shareholders is September 12, 1997. The Company's Annual Report to Shareholders for its fiscal year ended March 31, 1997 including financial statements, is enclosed herewith. The Annual Report does not form any part of the Proxy soliciting material.

     The total number of shares of Common Stock outstanding as of August 29, 1997, was 3,355,500 shares. Each share of Common Stock is entitled to one vote as to all proposals before the Annual Meeting. If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors, each shareholder may cumulate his votes for any nominee if the nominee's name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to be elected, and he may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as he sees fit. Only shareholders of record at the close of business on August 29, 1997, will be entitled to vote at the Meeting. In any election of directors, the three nominees receiving the highest number of affirmative votes are elected.

     As of August 29, 1997, to the best of the Company's knowledge, except as set forth under the election of directors, the only individuals or corporation owning beneficially 5% or more of the Company's outstanding Common Stock are: Benjamin Harris, who owns 250,000 shares or 7.5% of the Company's outstanding Common Stock and Desa International Inc. which owns 249,300 shares or 7.4% of the Company's outstanding Common Stock. The total shares owned beneficially by all officers and directors as a group total 1,311,255 or 39.1% of the outstanding Common Stock.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company has nominated and recommends for election as directors the following three persons to serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and shall qualify. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the Proxy will be exercised by the Board of Directors to vote for a substitute or substitutes to be designated by management. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

     If voting for directors is conducted by cumulative voting, the persons named on the enclosed form of Proxy will have discretionary authority to cumulate votes among the nominees, with respect to which authority was not withheld or, if the form of the Proxy either was not marked or was marked for all nominees, among all nominees. In any case, the Proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxyholders, makes such action necessary or desirable.

     The table below indicates the position held, age, year of becoming a director and stock ownership as of August 29, 1997 of each director of the Company.


                                                                  YEAR
                                                                  FIRST       COMMON STOCK     PERCENT
                                                                  BECAME      BENEFICIALLY       OF
       NAME                      POSITION HELD           AGE     DIRECTOR         OWNED         CLASS
---------------------     -----------------------------  ---     --------     ------------     -------
Willard V. Harris Jr.     Chairman of the Board           62       1978          403,530         12.0%
                          of Directors, Fireplace
                          Manufacturers, Inc.

Willard P. Harris         President, Chief                41       1983          401,725         12.0%
                          Executive Officer
                          and Director, Fireplace
                          Manufacturers Inc.

John D. Hornsby           Secretary, Chief                43       1983          462,748         13.8%
                          Operating Officer,
                          Fireplace Manufacturers, Inc.


WILLARD V. HARRIS, JR., has been Chairman of the Board of Directors since March 1978. He was also President and Chief Executive Officer of the Company between March 1978 and February 1983. Mr. Harris is a trustee of the University of La Verne and Whittier College.

WILLARD P. HARRIS has been President, Chief Executive Officer, and Director of the Company since February 1983. From June 1980 to February 1983, he held positions from Regional Sales Manager to General Sales Manager of the Company. For over three years prior thereto, he held several positions with Rampart General, Inc., including salesperson. Willard P. Harris is the son of Willard V. Harris, Jr.

JOHN D. HORNSBY was named Chief Operating Officer in April 1987, and has been Secretary-Director of the Company since February 1983. He joined the Company in May 1978 as a manager trainee and became Operations Manager in 1979.

The Company has no compensation, audit, or nominating committees of the Board of Directors. The Board of Directors had three meetings last year and each director attended at least 75% of the Board of Directors meetings in the last fiscal year.

                    REMUNERATION - DIRECTORS AND OFFICERS

     The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the three other most highly compensated executive officers of the Company whose total salary and bonus for the year ended March 31, 1997 exceeded $100,000 for services in all capacities to the Company and its subsidiaries during the fiscal year. These figures are presented on a cash basis, bonuses for one fiscal year may be paid out in a subsequent year after year end results are finalized.

                         SUMMARY COMPENSATION TABLE
                            -------------------
                            Annual Compensation

                                                                      OTHER ANNUAL
   NAME AND PRINCIPAL           FISCAL                                COMPENSATION
   ------------------           ------       ------       -----       ------------
       POSITION                  YEAR        SALARY       BONUS          ($)(1)

Willard V. Harris, Jr.           1997       $220,720     $ 45,500        $ 38,294
Chairman of the Board            1996       $112,000     $ 55,000        $      0
                                 1995       $108,000     $ 25,000        $      0

Willard P. Harris                1997       $212,380     $ 63,000        $ 75,435
President, Chief Executive       1996       $195,000     $ 69,000        $ 37,000
Officer Director                 1995       $176,000     $108,000        $ 37,000

John D. Hornsby                  1997       $196,680     $ 63,000        $ 35,549
Secretary, Chief Operating       1996       $152,000     $ 64,000        $ 19,000
Officer                          1995       $113,000     $ 93,000        $      0

James L. Behrens                 1997       $ 75,000     $ 31,032        $      0
Vice President of Sales &        1996       $  7,212     $      0        $      0
Marketing                        1995       $      0     $      0        $      0


(1) Includes amounts used to repay loans for the President and Chief Operating Officer as discussed in "Compensation Committee Interlocks, and Insider Participation".

   COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. All filings were made on a timely basis in the last fiscal year.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Members of the Board of Directors, Willard V. Harris, Jr., Willard
P. Harris, and John D. Hornsby, are the principal executive officers of the Company and participated in deliberation of Board of Directors concerning executive officer compensation during the last fiscal year.
     During the year ended March 31, 1994, the Company ceased selling to Rampart General Inc. a company partially owned by the Chairman of the Board of Directors and a stockholder of the Company, Willard V. Harris, Jr. The unpaid balance due the Company at March 31, 1995 of $645,000 was determined to be uncollectable and was written off in 1993. In 1993, in partial settlement of this account, Willard V. Harris, Jr. transferred a 26.25% limited partnership interest in California Real Estate Partners with a capital account of approximately $500,000 to FMI as partial payment of its indebtedness. The current capital account is approximately $75,000. Because of the limited value of this interest in the partnership no value was recorded in the financial statements. During 1997, a four year repayment schedule has been established for the remaining balance of $162,585 which includes a 10% interest rate beginning on September 1, 1996. As of March 31, 1997, $25,000 has been paid. The Company expects to receive an additional $50,000 in fiscal year 1998. Any amounts received will be recorded as a reduction of bad debt expense in the year the cash is collected.
     During 1997, a $17,000 advance was issued to J. D. Hornsby, an officer of the Company. This advance as well as other outstanding advances were repaid from discretionary bonuses to officers. At March 31, 1997 and 1996, advances to officers/stockholders totaled $-0- and $132,000 respectively. These amounts originated by cash advances which were to be repaid in 1992 and 1994. On March 31, 1992, terms related to the repayment of these advances were modified. Under the terms of the revised agreements, principal payments on the advances were due in semiannual installments over the next five years, with the notes bearing interest at rates ranging from 8% to 10%. In the event that the required cash payments were not made, the principal and interest due was to be offset against compensation otherwise due these individuals. In 1996, the Company determined the most likely method of collection was through future compensation or bonuses and accordingly, reclassified the receivables as a reduction of stockholder's equity. Compensation expense of approximately $132,000, $56,000 and $37,000 was charged to operating results for the reduction of these notes during 1997, 1996 and 1995, respectively.
     The Company has two monthly operating leases of equipment with H&H Equities Incorporated. H&H Equities Incorporated is wholly owned by Willard
P. Harris and John D. Hornsby, officers of the Company and members of the Company's Board of Directors. The monthly lease payments are $7,119 and totaled $63,324 in fiscal year 1997.

          THE BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including the Proxy Statement, in whole or in part, this report and the performance graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in
Item 402(a)(9).
     The Board of Directors, who are also the principal executive officers of the Company, set salaries of the executive officers. The Company's executive compensation policies are designed to attract, retain and reward executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business objectives by linking the relationship between executive pay and shareholder value and to reward individual performance. The Company intends to use a combination of base salary and cash bonuses to achieve these objectives.
     The Board of Directors considers a number of factors which will include the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the Board of Directors will evaluate corporate performance by looking at factors such as performance relative to the success of the Company in meeting its financial objectives. The Board of Directors will also review the performance of each executive officer, including a review of his or her ability to meet individual performance objectives, demonstration of job knowledge and skills, and the ability to work with others toward the achievement of the Company's goals.
     Executive officer salaries are established in relation to the range of salaries for comparable positions in companies of comparable size and complexity. Executive officer cash bonuses (including cash bonuses used to repay loans) may be used to provide executive officers with financial incentives to meet annual performance targets of the Company. Performance targets and bonus recommendations for executives may be prepared by the Board of Directors, reviewed and, when appropriate, will be revised by the Board of Directors. Personal goals and bonus recommendations for the principal executive officers will be recommended by the Board of Directors.
     The Board of Directors will annually review the performance of the Chief Executive Officer of the Company, as well as other executive officers of the Company. The Board of Directors will consider the above factors as well as the overall performance of the Company and overall shareholder return in structuring compensation to the Chief Executive Officer.

                                            WILLARD V. HARRIS, JR.
                                            WILLARD P. HARRIS
                                            JOHN D. HORNSBY

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the S&P SmallCap 600 Index on March 31, 1997. The data set forth below assumes the value of an investment in the Company's Common Stock and each Index as $100 on April 1, 1991. In calculating cumulative total shareholders return, reinvestment of dividends, if any, was assumed.


                            TOTAL SHAREHOLDER RETURNS
                              (Dividends Reinvested)

                                                           ANNUAL RETURN PERCENTAGE
                                                                 Years Ending

Company Name/Index                             Mar93          Mar94          Mar95         Mar96          Mar97
----------------------------------------------------------------------------------------------------------------
FIREPLACE MANUFACTURERS INC                    0.27           66.49           0.00         199.36         14.19
S&P SMALLCAP 600 INDEX                         17.40           8.65           5.28          31.19          8.39
PEER GROUP                                     37.41          14.33          10.55          52.34        -11.64


                                                                   INDEXED RETURNS
                                                                     Years Ending
                               Base
                              Period
Company Name/Index             Mar92            Mar93          Mar94           Mar95          Mar96        Mar97
-----------------------------------------------------------------------------------------------------------------
FIREPLACE MANUFACTURERS INC    100              100.27         166.93          166.93         499.73       570.57
S&P SMALLCAP 600 INDEX         100              117.40         127.55          134.28         176.16       190.94
PEER GROUP                     100              137.41         157.11          173.66         264.58       233.26



Peer Group comprised of companies in the Small Cap Metal Fabricators Index
--------------------------------------------------------------------------
CASTLE (A M) & CO
COMMERCIAL METALS
HANDY & HARMAN
IMCO RECYCLING INC
MOELLER INDUSTRIES
WOLVERINE TUBE INC



                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     McGladrey & Pullen, LLP has been selected as independent public accountants for the Company for the current fiscal year. McGladrey & Pullen, LLP do not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of perimeter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in McGladrey &
Pullen, LLP.
     The Board of Directors of the Company have approved McGladrey & Pullen, LLP as its independent public accountants. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company's independent auditors.
     Representatives of McGladrey & Pullen, LLP will not be present at the Annual Meeting.

                           SOLICITATIONS OF PROXIES

     This solicitation is being made by and on behalf of the Board of Directors of the Company. A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the Proxy, or by executing a later Proxy or by attending the Meeting and voting in person. Unrevoked Proxies will be voted in accordance with the instructions therein indicated, or if there are no such instructions, such Proxies will be voted for the election of the Board of Directors' nominees for directors and for the change in the number of authorized Directors required and in the discretion of the proxyholder for any other matter to come before the Meeting.
     The cost of preparing, assembling and mailing the Notice, Proxy
Statement and Proxy will be borne by the Company. In addition to mailing copies of this material to all shareholders, the Company will request banks and brokers to forward copies of such materials to persons for whom they hold stock in the Company and to request authority for execution of Proxies. The Company will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith. To the extent necessary in order to insure sufficient representation, officers and regular employees of the Company may solicit the return of Proxies by mail, telephone, telegram or personal interview, which solicitation will not involve any material additional cost to the Company.

                              OTHER MATTERS

     The Board of Directors knows of no other matters to be acted upon at the Meeting. However, if any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their best judgment.

     THE PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED AND HELPFUL IN OBTAINING THE NECESSARY VOTE.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED, STAMPED ENVELOPE.


                SHAREHOLDERS PROPOSALS FOR 1998 MEETING

     In order for a shareholder proposal to be included in the Board of Directors' Proxy Statement for the Annual Meeting of Shareholders to be held in 1998 such proposal must be received at 2701 South Harbor Boulevard, Santa Ana, California 92704, Attention: Corporate Secretary, no later than the close of business May 8, 1998.


                      ANNUAL REPORT ON FORM 10-K

     A copy of the company's annual report for the fiscal year ended March 31, 1997 on form 10-K, as filed with the Securities and Exchange Commission, will be provided without charge to shareholders of the company on receipt of their written request. Address all requests to John D. Hornsby, Corporate Secretary, Fireplace Manufacturers, Inc., 2701 South Harbor Boulevard, Santa Ana, California 92704.

                                   By Order of the Board of Directors
                                            John D. Hornsby
                                               Secretary

DATED: September 12, 1997



------------------------------------------------------------------------------------------------------------------
    -----
   |     |
    -----

(1) Election of Directors      FOR all nominees   /X/      WITHHOLD AUTHORITY to vote    /X/       *EXCEPTIONS  /X/
                               listed below                for all nominees listed below

Nominees: Willard V. Harris, Jr., Willard P. Harris and John D. Hornsby
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MAKE THE "EXCEPTIONS" BOX AND WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ________________________________________________________________________________________________

(2) IN THEIR DISCRETION, ON OTHER MATTERS WHICH PROPERLY COME
    BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                               I WILL  /X/   I WILL NOT  /X/   Attend the Meeting



                                                                        CHANGE OF ADDRESS AND
                                                                        OR COMMENTS MARK HERE    /X/


                                                               IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES
                                                               APPEAR ON THE STOCK CERTIFICATE AND WHEN SIGNING,
                                                               AS AN ATTORNEY, ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                                               GIVE YOUR FULL NAME AS SUCH IF THE SIGNATORY IS A
                                                               CORPORATION, SIGN FULL CORPORATE NAME BY DULY
                                                               AUTHORIZED OFFICER, OR IF A PARTNERSHIP SIGN IN
                                                               PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                                               DATED: ______________________________________, 1997
                                                     |
                                                     |         ___________________________________________________
                                                     |                           SIGNATURE
                                                     |
                                                     |         ___________________________________________________
                                              --------                           SIGNATURE
                                                                                   VOTES MUST BE INDICATED

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.     (X) IN BLACK OR BLUE INK.  /X/

---------------------------------------------------------------------------------------------------------------------
                                            FIREPLACE MANUFACTURERS, INC.
                                       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                                   OCTOBER 14, 1997

KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints WILLARD V. HARRIS, JR., WILLARD P.
HARRIS and JOHN D. HORNSBY, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the common shares of FIREPLACE MANUFACTURERS, INC. registered in the name of the undersigned at the Annual Meeting of the Shareholders of said Corporation which will be held on Tuesday,
October 14, 1997 at Fireplace Manufacturers, Inc., 2701 Harbor Boulevard, Santa Ana, California at 10:00 a.m., local time, or any adjournment thereof, respecting the election of Directors, and the number of authorized Directors, as more fully described in the accompanying Proxy Statement, and in their discretion, on other matters which properly come before the Meeting.

Upon being returned, signed, and dated, all shares represented by the Proxy will be voted as indicated on the reverse hereof. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR ITEM (1). THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS OF FIREPLACE MANUFACTURERS, INC.

YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY FORM IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO
BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE
PRESENT AT THE MEETING.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
                                                              FIREPLACE MANUFACTURERS, INC.
                                                              P.O. BOX 11057
                                                              NEW YORK, N.Y. 10203-0067
